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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Registrant has no parent; see proxy statement for Registrant's principal shareholders. The following are Registrant's subsidiaries which are included in the consolidated financial statements:


                         Name of Subsidiary                           State or Other
                   (Each Owned 100% by Registrant                      Jurisdiction
                     Except as Otherwise Stated)                     of Incorporation
      ------------------------------------------------          ---------------------------
      Castle Concrete Company                                        Colorado
      Continental Catalina, Inc.*                                    Arizona
      Continental Copper, Inc.                                       Arizona
      Continental Quicksilver, Inc.                                  Idaho
      Continental Uranium, Inc.                                      Colorado
      Edens Industrial Park, Inc.                                    Illinois
      Phoenix Manufacturing, Inc.                                    Arizona
      ProSoft International, Inc.**                                  Colorado
      Transit Mix Concrete Co.                                       Colorado
      Transit Mix of Pueblo, Inc.                                    Colorado
      Williams Furnace Co.                                           Delaware




   * owned by Continental Copper, Inc.

   **owned by Transit Mix Concrete Co.